UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2015

PartnerRe Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-14536		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders

The Annual General Meeting of shareholders of PartnerRe Ltd. (the “Company”) was held on December 18, 2015. The following matters were submitted to a vote of the shareholders as more particularly described within the Company’s definitive proxy statement dated November 6, 2015:

Proposal 1 – To elect four (4) directors to hold office until the 2017 Annual General Meeting or until their respective successors have been duly elected

The shareholders elected the Class III Directors Judith Hanratty, Costas Miranthis, Rémy Sautter and Egbert Willam to hold office until the 2017 Annual General Meeting of shareholders or until their successors are elected or appointed. The voting results were as follows:

	For	Withheld	Broker Non-Votes
Jan H. Holsboer	29,863,528	2,279,932	5,360,318
Roberto Mendoza	30,018,122	2,125,338	5,360,318
Kevin Twomey	30,082,122	2,061,338	5,360,318
David Zwiener	30,132,095	2,011,365	5,360,318

Proposal 2 – To ratify the appointment by our Audit Committee of Deloitte Ltd., as our independent auditors, to serve until the 2016 Annual General Meeting, and to refer decisions about the auditors’ compensation to the Board of Directors

The shareholders ratified the appointment by our Audit Committee of Deloitte Ltd. as our independent auditors, to serve until the 2016 Annual General Meeting of shareholders, and to defer decisions about the auditors’ compensation to the Board of Directors. The voting results were as follows:

For	Against	Abstain
37,155,907	109,570	238,301

Proposal 3 – To approve the Executive Compensation disclosed pursuant to Item 402 of Regulation S-K (non-binding advisory vote)

The shareholders approved the Executive Compensation disclosed pursuant to Item 402 of Regulation S-K (non-binding advisory vote). The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
28,596,525	3,317,100	229,835	5,360,318

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd. (Registrant)
Date:	December 18, 2015	By:	/s/ Marc Wetherhill
			Name:	Marc Wetherhill
			Title:	Chief Legal Counsel